|_| NATIONWIDE LIFE INSURANCE COMPANY
                |_| NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
                   P.O. Box 182835, Columbus, Ohio 43218-2835

                          VARIABLE LIFE FUND SUPPLEMENT

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PROPOSED INSURED NAME  (please print)                                       SOCIAL SECURITY NUMBER

     John Doe                                                                         000        -     00       -     0000
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1.   SUITABILITY  (MUST BE ANSWERED TO ISSUE POLICY.)
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                                                                                                                           YES   NO
a.   Do you understand that the Death Benefit and Surrender Value may increase or decrease depending on the investment experience of the Variable
     Account?................................................................................                              |X|   |_|
b.   Do you believe that this policy will meet your insurance needs and financial objectives?...........................   |X|   |_|
c.   Have you received a current copy of the prospectus?................................................................   |X|   |_|
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2.   ALLOCATIONS
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FOR CONTRACTS ISSUED IN STATES WHICH REQUIRE A RETURN OF PREMIUM TO A POLICY OWNER EXERCISING THE SHORT TERM RIGHT TO CANCEL; NET
PREMIUMS WILL BE ALLOCATED TO THE GARTMORE GVIT MONEY MARKET FUND OR TO THE FIXED ACCOUNT IF SELECTED UNTIL THE END OF THE RIGHT TO
CANCEL PERIOD. AT THE END OF THIS PERIOD, YOUR CONTRACT VALUE WILL BE ALLOCATED TO THE SUBACCOUNTS INDICATED BELOW. FOR STATES
REQUIRING A RETURN OF CASH VALUE YOUR NET PREMIUM WILL BE ALLOCATED TO THE SUBACCOUNTS AT THE BEGINNING OF THE SHORT TERM RIGHT TO
CANCEL PERIOD. YOUR SELECTIONS MUST TOTAL 100%. MINIMUM INITIAL ALLOCATION TO ANY SINGLE SUBACCOUNT IS 1%. NO FRACTIONAL
PERCENTAGES. THESE PERCENTAGES WILL APPLY IN FUTURE YEARS BUT MAY BE CHANGED AT ANY TIME BY THE POLICY OWNER. (IF NO ALLOCATION
INDICATED, MONEY MARKET WILL BE AUTOMATICALLY SELECTED.)

AIM VI (SERIES I)                        FEDERATED (PRIMARY SHARES)                   DREYFUS
      % Basic Value Fund                       % Quality Bond Fund II                       % Small Cap Stock Index Port. - Service
      % Capital Appreciation Fund                                                             Shares
      % Capital Development Fund         FIDELITY (SERVICE CLASS)                           % Stock Index Fund - Initial Shares
                                               % VIP Equity-Income Port.                    % VIF Appreciation Port. - Initial
                                               % VIP Growth Port.                             Shares
AMERICAN CENTURY                         NA    % VIP Overseas Port.
      % VP Inflation Protection                % VIP II Contrafund(R) Port.           GARTMORE GVIT INVESTOR DESTINATIONS
          Fund - Class II                      % VIP II Investment Grade Bond Port          % Aggressive Fund - Class II
NA    % VP International Fund - Class I        % VIP III Mid Cap Port.            .         % Conservative Fund - Class II
      % VP Ultra Fund - Class I                % VIP III Value Strategies Port.             % Moderate Fund - Class II
      % VP Value Fund - Class I                                                             % Moderately Aggressive Fund - Class II
                                           FRANKLIN TEMPLETON VIPT (CLASS I)                % Moderately Conservative Fund -
MFS(R) VIT (INITIAL CLASS)                     % Foreign Securities Fund                      Class II
      % Investors Growth Stock Series          % Rising Dividends Securities Fund     GARTMORE GVIT SUBADVISED FUNDS (CLASS I)
      % Value Series                           % Small Cap Value Securities Fund              Fund Name (Subadviser)
                                                                                            % Comstock Value Fund (Van Kampen)
OPPENHEIMER (INITIAL CLASS)              GARTMORE GVIT (CLASS I)                      NA    % High Income Bond Fund (Federated)
      % Capital Appreciation Fund/VA     NA    % Emerging Markets Fund                NA    % International Value Fund (Dreyfus)
NA    % Global Securities Fund/VA        NA    % Global Health Sciences Fund                % Mid Cap Index Fund (Dreyfus)
      % High Income Fund/VA              NA    % Global Technology and                      % Multi Sector Bond Fund (Van Kampen)
      % Main Street(R) Fund/VA                   Communications Fund                        % Small Cap Growth Fund (Multi Managers)
      % Main Street(R) Small                   % Government Bond Fund                       % Small Cap Value Fund (Multi Managers)
        Cap Fund/VA                            % Mid Cap Growth Fund                        % Small Company Fund (Multi Managers)
                                               % Money Market Fund
PUTNAM VT (CLASS IB)                           % Nationwide(R) Fund                   NATIONWIDE LIFE INSURANCE CO.
      % Growth & Income Fund             NA    % U. S. Growth Leaders Fund                  % Fixed Account
      % Voyager Fund                                                                        % Long Term Fixed Account *
                                         NEUBERGER BERMAN AMT
VAN KAMPEN (CLASS I)                           % Fasciano Port. - Class S             OTHER AVAILABLE FUNDS
      % Core Plus Fixed Income Port.           % Limited Maturity Bond Port. -              %
      % U. S. Real Estate Port.                  Class I                                    %
                                               % Socially Responsive Port. - Trust          %
                                                 Class

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*THE LONG TERM FIXED ACCOUNT ENFORCES STRINGENT TRANSFER RESTRICTIONS. PLEASE CONSULT THE PROSPECTUS FOR MORE DETAILS ON THESE RESTRICTIONS.

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3.   OPTIONAL ELECTIONS
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                                                                                                                           YES   NO
a.   Do you elect that monthly cost of insurance charges be deducted solely from the Money Market Fund as long as it is adequately
     funded?............................................................................................................   |X|   |_|
b.   Do you elect Automated Dollar Cost Averaging?  (If yes, complete Automated Dollar Cost Averaging form.)............   |_|   |X|
c.   Do you elect Asset Rebalancing?  (If yes, complete Asset Rebalancing form.)........................................   |_|   |X|
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4.   IMPORTANT NOTICE
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I UNDERSTAND THAT THE DEATH BENEFIT UNDER A VARIABLE LIFE INSURANCE POLICY MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT
RETURN ON THE SUBACCOUNT(S) I SELECT. REGARDLESS OF INVESTMENT RETURN, THE DEATH BENEFIT CAN NEVER BE LESS THAN THE SPECIFIED
AMOUNT, AS LONG AS THE POLICY IS IN FORCE. THE CONTRACT VALUE MAY INCREASE OR DECREASE ON ANY DAY, DEPENDING ON THE INVESTMENT
RETURN FOR THE POLICY. NO MINIMUM CONTRACT VALUE IS GUARANTEED. ON REQUEST, WE WILL FURNISH ILLUSTRATIONS OF BENEFITS, INCLUDING
DEATH BENEFITS AND CONTRACT VALUES FOR A VARIABLE LIFE INSURANCE POLICY AND A FIXED LIFE INSURANCE POLICY FOR THE SAME PREMIUM.
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Signed at                    Any City, Any State               on             January              3                ,      2002
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                             City and State                                  Month                   Day                  Year


                           Any Producer                                                         John Doe
                       Signature of Producer                                         Signature of Proposed Insured
                                                                             (or parent if Proposed Insured is under age 15)



   Signature of Applicant/Owner (if other than Primary Insured)       Signature of Joint/Spouse Proposed Insured (if to be Insured)